UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 12, 2009

Asian Trends Media Holdings, Inc.

(Exact name of registrant as specified in charter)

Nevada (State or Other Jurisdiction of Incorporation)	000-52020 (Commission File Number)	90-0201309 (I.R.S. Employer Identification No.)

Suite 1902, 19th Floor, Tower II, Kodak House, Quarry Bay, Hong Kong (Address of Principal Executive Offices)	N/A (Zip Code)

Registrant’s telephone number, including area code:  852-2889-0183

Clifford China Estates Inc.
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This 8-K was amended to correct the name of the new auditor, Madsen & Associates CPA’s, Inc.

ITEM 4.01.  CHANGE IN REGISTRANT'S CERTIFYING ACCOUNTANT

As approved by the Registrant’s Board of Directors on March 11, 2009, GHP Horwath, P.C.  (“Horwath”) was dismissed as the Registrant’s independent registered public accounting firm. On the same date, the accounting firm of Madsen & Associates CPA’s, Inc (“Madsen”) was engaged as the Registrant’s new independent registered public accounting firm.

The report of Horwath on the consolidated financial statements of Asia Trends Media Holdings, Inc. (then known as Clifford China Estates, Inc.) as of and for the years ended December 31 2007 and 2006, did not contain an adverse opinion or a disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope or accounting principles.

During the period that Horwath was the Registrant’s independent registered public accounting firm, the Registrant (or someone on its behalf) had not consulted with Madsen, or any other auditor, regarding any accounting or audit concerns, to include, but not by way of limitation, those stated in Item 304 of Regulation S-K.

During the Registrant’s two most recent fiscal years ended December 31, 2007 and 2006, and through the date of dismissal, the Registrant has not had any disagreements with Horwath, whether resolved or not resolved, on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to said accountants' satisfaction, would have caused it to make reference to the subject matter of the disagreements(s) in connection with its report.  Additionally, there have been no reportable events within the meaning set forth in Item 304 of Regulation S-K.

The Registrant has provided Horwath  with a copy of this Current Report on Form 8-K before it was filed and requested that Horwath furnish it with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the above statements. A copy of Horwath’s letter dated March 12, 2009 is filed as Exhibit 16 to this Current Report on Form 8-K.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS.

(d)	Exhibits

16.1	Letter from GHP Horwath, P.C. dated March 12, 2009.
16.2	Letter from GHP Horwath, P.C. dated March 12, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Asian Trends Media Holdings, Inc.

By:	/s/ Zhi Jian Zeng
Name: Zhi Jian Zeng
Title: Chief Executive Officer

Dated: March 17, 2009